EXHIBIT 10.8


                                              SCRIPT CONSULTING AGREEMENT


      THIS Script Consulting Agreement ("Agreement) is made this 21st day of June, 1995, by and between WORLDSPAN, L.P., a Delaware limited partnership ('WORLDSPAN"), 300 Galleria Parkway, N.W.
Atlanta, Georgia 30339 and Corporate Travel Link, Incorporated located at 18 Village Green Ct., South Orange. NJ 07079
(Customer).


                                                  W I T N E S S E T H:

      WHEREAS, WORLDSPAN is a computer reservation system (CRS") vendor, providing access to its WORLDSPAN System to travel agencies and others in the travel industry;

      WHEREAS, Customer has arranged with WORLDSPAN for the use of WORLDSPAN's CRS, equipment and products;

      WHEREAS, Customer desires to retain WORLDSPAN to provide consulting services with respect to the writing of one or more software programs (hereinafter referred to as the 'Scripts') on the terms and conditions specified herein; and

      WHEREAS, WORLDSPAN desires to perform the services in the capacity as an independent contractor as specified herein.

           NOW, THEREFORE, it is agreed:

           1 .    Services to be Performed by WORLDSPAN.
           WORLDSPAN   shall render those services to Customer which are set
           forth in Exhibit A attached hereto
and incorporated herein (hereinafter referred to as the 'Services). The Services shall be performed either at WORLDSPAN's facilities or Customers offices, as agreed by the parties.
Customer acknowledges and agrees that WORLDSPAN and its employees are independent contractors rather than employees or agents of Customer.

2. - Access.

Customer agrees to make available to WORLDSPAN reasonable access to Customers equipment and staff, and provide such other assistance as shall be reasonably necessary to permit WORLDSPAN to provide the Services according to this Agreement, including but not limited to access to a WORLDSPAN Scripting workstation and assistance from a Customer designee who is familiar with the design specifications and host functionality of the proposed Script project.

3.      Fees.

           A. In consideration of the Services provided by WORLDSPAN hereunder, Customer shall pay WORLDSPAN for the Services provided at a rate of $ 65.00 per hour, $ 495.00 per day and $ 2,300.00 per week until all Services are provided or the Agreement is terminated pursuant to the terms herein. All Services quoted will be provided during normal business hours, 8:00 a.m. to 5:00 p.m. local time, Monday through Friday, except holidays, except that Customer may request that WORLDSPAN provide the Services at Customers additional expense outside of normal business hours. WORLDSPAN shall, in its sole discretion, decide whether to provide Services to Customer outside of normal business hours at its then prevailing rates, terms and conditions.

           B. Customer must provide at least twenty-four (24) hours prior written notice to WORLDSPAN to cancel an appointment for an on-site visit. Failure to give proper notice will cost the Customer Four Hundred Ninety-Five Dollars ($495.00) as a one day minimum charge.

             C. Fees shall be paid by Customer within thirty (30) days of the date of invoice.
        WORLDSPAN may impose a late payment fee at the rate of one percent (1 %) per month for any amount that has not been received within thirty (30) days after the date of such invoice. In addition to any other charges set forth herein, Customer shall pay to WORLDSPAN or reimburse WORLDSPAN, as appropriate, for all sales, use, excise, property, or other similar taxes now or hereafter imposed by any federal, state or local taxing authority on amounts paid to WORLDSPAN by Customer. Notwithstanding the foregoing, Customer shall not, in any event, be responsible for any taxes payable on WORLDSPAN's net income or taxes in lieu of net income taxes, or for charges imposed on WORLDSPAN for the privilege of doing business.

4.       Termination of Agreement.
Either party may terminate this Agreement in its sole discretion by providing the other party with one day advance written notice. Should Customer terminate this Agreement, Customer will have no further obligation to WORLDSPAN under this Agreement except for payment for work already performed.

5.       Confidentiality.
Each of the parties shall ensure that any Confidential Information which it may become aware of or use during the performance of this Agreement is treated by it in strictest confidence, and is not disclosed to third parties or used except as expressly permitted by this Agreement. 'Confidential Information" shall mean information that is proprietary and confidential to the party disclosing such information including, but not limited to, software, specifications, customer information, scripting code, business plans, financial information, and other information of a sensitive or confidential nature whether oral or written, except
(a) information known to the receiving party prior to disclosure by the disclosing party; (b) information which is widely known to the public in the relevant industry or trade; or (c) information which is developed by the receiving party independent of any Confidential Information provided by the disclosing party. Each party will treat the other party's Confidential Information with at least the same concern and protective measures accorded any of its own trade secrets and confidential information.

6.       License.
Title and full and complete ownership rights to all WORLDSPAN owned or developed software including but not limited to the Scripts, shall remain with WORLDSPAN. Customer understands and agrees that WORLDSPAN's owned or developed software is WORLDSPAN's trade secret, proprietary information, and confidential information whether any portion thereof is or may be validly copyrighted or patented. Any software provided to Customer is provided by license only and such license is non-exclusive, non transferable and limited to the right to use such software. Under no circumstances may a Script be copied for, duplicated for, provided to, or sold to a third party including but not limited to any member of an agency consortium. Customers license shall include the right for Customer to modify the Scripts as needed.

      7.          Indemnification.
           A. Each party shall indemnify, defend and hold harmless the other party, its directors, affiliates, partners, officers, employees and agents, from and against all liabilities, damages and expenses, and claims for damages, suits, proceedings, recoveries, judgments or executions (including but not limited to litigation costs, expenses, and reasonable attorneys' fees) arising out of or in connection with any claim that the use of the indemnifying party's system or data (including, without limitation, software) by the other party infringes any third party patent, copyright, trademark or other property right.

             B. Each party shall indemnify, defend and hold harmless the other party, its directors, affiliates, partners, officers, employees and agents from and against all liabilities, damages and expenses, and claims for damages, suits, proceedings, recoveries, judgments or executions (including but not limited to litigation costs, expenses, and reasonable attorneys' fees) which may be suffered by, accrued against, charged to or recoverable from the other party, its past and present directors, affiliates, partners, -officers, employees or agents by reason of or in connection with the party's performance or failure to perform, or improper performance of any of the party's obligations under this Agreement.

3.     Disclaimer of Warranties.

THIS IS A SERVICE AGREEMENT.  THERE ARE NO WARRANTIES, EXPRESS OR
IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.     Notice
All notices, requests, demands or other communications hereunder shall be in writing, hand delivered, sent by first class mail, overnight mail, facsimile or teletype and shall be deemed to have been given when received at the following addresses:

        If to WORLDSPAN:
                                                    WORLDSPAN, L.P.
                         300 Galleria Parkway, NW
                         Atlanta, Georgia 30339
                         U.S.A.
                                     Facsimile:               (404) 563-7018
                         ATTN: Supervisor - Customer Service Programming

        If to Customer:
                                          Corporate Travel Link_ Incorporated
                                                     P.O. Box 2039
                                                    Newark. NJ 07114

                                     Facsimile:               (201) 763-4612
                         ATTN: Joseph Cutrona

Any notice provided by facsimile or teletype which is received after 4:00 p.m. local time shall be deemed received the following business day. A party may change its addresses for notice on not less than ten (1 0) days' prior written notice to the other party.


      10.         General Provisions.
           A. Nothing in this Agreement @is intended or shall be construed to create or establish an agency, partnership, or joint venture relationship between the parties.

           B. The captions in this Agreement are for convenience only and in no way define, limit, or enlarge the scope of this Agreement or any of the provisions therein. Capitalized terms shall have the meanings assigned in this Agreement.

           C. No waiver by either party of any provision or any breach of this Agreement constitutes a waiver of any other provision or breach of this Agreement and no waiver shall be effective unless made in writing. The right of either party to require strict performance and observance of any obligations hereunder shall not be affected in any way by any previous waiver, forbearance or course of dealing.

             D. Except for Customer's obligation to make payments hereunder, neither party will be deemed in default of this Agreement as a result of a delay in performance or failure to perform its obligations caused by acts of God or governmental authority, strikes or labor disputes, fire, acts of war, failure of third party suppliers, or for any other cause beyond the control of that party.

             E. Customer shall not sell, assign, license, sub-license, franchise or otherwise convey in whole or in part to any third party this Agreement or the services provided hereunder without the prior written consent of WORLDSPAN.

             F. This is a non-exclusive agreement. Similar agreements may be entered into by either party with any other person.

             G. This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Georgia and of the United States of America, without regard to principles of conflict of laws and rules. Each party hereby consents to the non-exclusive jurisdiction of the courts of the State of Georgia and United States Federal
             Courts located in Georgia to resolve any dispute arising out of this Agreement, and waives any objection relating to improper venue or forum nonconveniens to the conduct of any proceeding in any such court.

             H. In the event that any material provision of this Agreement is determined to be invalid, unenforceable or illegal, then such provision shall be deemed to be superseded and the Agreement modified with a provision which most nearly corresponds to the intent of the parties and is valid, enforceable and legal.

             1. This Agreement constitutes the final and complete understanding and agreement between the parties concerning the subject matter hereof. Any prior agreements, understandings negotiations or communications written or otherwise concerning the subject matter hereof are deemed superseded by this Agreement. This Agreement may be modified only by a further written agreement executed by an authorized representative of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed their undersigned duly authorized representations of the day and year first written above.


CUSTOMER:                         WORLDSPAN, L.P.

Corporate Travel Link,
 Incorporated
(Company Legal Name)              By:___________________
                                     Keith Anderson
Corporate Travel Link,               Director - Training and
Incorporated                           Accounting
(Doing Business As)                  Products Support


By: Joseph Cutrona
   President

                                                       EXHIBIT A

                                           DESCRIPTION OF CONSULTING SERVICES


Consulting Services to be provided:


             New Script Writer Training
             Current Scripting Code Review
             Refresher Workshop on
  x             Pre-Script Writing Services Consultation
                         General Consultation on
                         Maintenance on a Customized Script



Additional Comments:
        Scripting consultation is necessary to obtain specifications from Customer required to write the Direct Sell Booking Script. The time estimated to obtain this information and write the script is two weeks. The script fee being charged is based on a two week project. Scripting Consultation covered under this Agreement includes Scripting Consultation required to write said script that extends the script development time beyond two weeks.